. EXHIBIT 99.2
To assist investors in assessing 2Q23 results, the following disclosures have been made available in this 8-K filing:
–Identified items of $0.00 per share assuming dilution, as noted on page 1 of the news release
–A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 of the news release

2Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings/(Loss), $M (unless noted)		2Q23	1Q23	4Q22	3Q22	2Q22
Upstream	United States	920	1,632	2,493	3,110	3,749
	Non-U.S.	3,657	4,825	5,708	9,309	7,622
	Total	4,577	6,457	8,201	12,419	11,371
Energy Products	United States	1,528	1,910	2,188	3,008	2,655
	Non-U.S.	782	2,273	1,882	2,811	2,617
	Total	2,310	4,183	4,070	5,819	5,273
Chemical Products	United States	486	324	298	635	625
	Non-U.S.	342	47	(48)	177	450
	Total	828	371	250	812	1,076
Specialty Products	United States	373	451	406	306	232
	Non-U.S.	298	323	354	456	185
	Total	671	774	760	762	417
Corporate and Financing		(506)	(355)	(531)	(152)	(286)
Net income attributable to ExxonMobil (U.S. GAAP)		7,880	11,430	12,750	19,660	17,850
Earnings/(Loss) per common share (U.S. GAAP)		1.94	2.79	3.09	4.68	4.21
Earnings/(Loss) per common share - assuming dilution (U.S. GAAP)		1.94	2.79	3.09	4.68	4.21

Effective Income Tax Rate, %		33%	34%	36%	29%	31%

Capital and Exploration Expenditures, $M		2Q23	1Q23	4Q22	3Q22	2Q22
Upstream	United States	2,206	2,108	2,118	1,837	1,644
	Non-U.S.	2,403	2,473	3,297	2,244	1,983
	Total	4,609	4,581	5,415	4,081	3,627
Energy Products	United States	349	358	343	316	300
	Non-U.S.	382	327	405	274	206
	Total	731	685	748	590	506
Chemical Products	United States	152	285	332	310	250
	Non-U.S.	507	546	824	644	169
	Total	659	831	1,156	954	419
Specialty Products	United States	14	11	12	15	14
	Non-U.S.	89	80	90	72	42
	Total	103	91	102	87	56
Other		64	192	42	16	1
Total Capital and Exploration Expenditures		6,166	6,380	7,463	5,728	4,609
Exploration expenses, including dry holes		133	141	348	218	286

Cash Capital Expenditures, $M		2Q23	1Q23	4Q22	3Q22	2Q22
Additions to property, plant and equipment		5,359	5,412	5,783	4,876	3,837
Net investments and advances		284	367	905	184	166
Total Cash Capital Expenditures		5,643	5,779	6,688	5,060	4,003

Total Cash and Cash Equivalents, $G		29.6	32.7	29.7	30.5	18.9

Total Debt, $G		41.5	41.4	41.2	45.4	46.9

Cash Flow from Operations and Asset Sales excluding working capital (non-GAAP), $M		2Q23	1Q23	4Q22	3Q22	2Q22
Net cash provided by operating activities (GAAP)		9,383	16,341	17,621	24,425	19,963
Proceeds associated with asset sales		1,287	854	1,333	2,682	939
Cash flow from operations and asset sales (non-GAAP)		10,670	17,195	18,954	27,107	20,902
Changes in operational working capital		3,583	302	200	(1,667)	2,747
Cash flow from operations and asset sales excluding working capital (non-GAAP)		14,253	17,497	19,154	25,440	23,649

Common Shares Outstanding, millions		2Q23	1Q23	4Q22	3Q22	2Q22
At quarter end		4,003	4,043	4,082	4,118	4,168
Weighted-average - assuming dilution		4,066	4,102	4,138	4,185	4,233

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2Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)
Upstream Volumes	2Q23	1Q23	4Q22	3Q22	2Q22
Liquids production (kbd) ¹
United States	785	820	789	783	777
Canada/Other Americas	618	670	682	641	556
Europe	4	4	4	4	4
Africa	206	220	223	249	224
Asia	702	749	725	666	691
Australia/Oceania	38	32	38	46	46
Worldwide liquids production	2,353	2,495	2,461	2,389	2,298
¹ Net production of crude oil, natural gas liquids, bitumen and synthetic oil, kbd.

Natural gas production available for sale (mcfd)
United States	2,346	2,367	2,383	2,351	2,699
Canada/Other Americas	97	94	74	158	180
Europe	375	548	536	541	825
Africa	86	134	89	70	67
Asia	3,350	3,597	3,704	3,304	3,320
Australia/Oceania	1,275	1,276	1,381	1,539	1,515
Worldwide natural gas production available for sale	7,529	8,016	8,167	7,963	8,606

Oil-equivalent production, koebd ²	3,608	3,831	3,822	3,716	3,732
² Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Manufacturing Throughput and Sales	2Q23	1Q23	4Q22	3Q22	2Q22
Refinery throughput, kbd
United States	1,944	1,643	1,694	1,742	1,686
Canada	388	417	433	426	413
Europe	1,209	1,189	1,157	1,253	1,164
Asia Pacific	463	565	532	557	532
Other	169	184	167	187	193
Worldwide refinery throughput	4,173	3,998	3,983	4,165	3,988

Energy Products sales, kbd
United States	2,743	2,459	2,507	2,479	2,452
Non-U.S.	2,916	2,818	2,916	3,058	2,858
Worldwide Energy Products sales	5,658	5,277	5,423	5,537	5,310

Gasolines, naphthas	2,401	2,177	2,270	2,335	2,208
Heating oils, kerosene, diesel	1,842	1,770	1,798	1,818	1,755
Aviation fuels	344	312	349	365	350
Heavy fuels	228	215	210	252	228
Other energy products	844	803	796	767	769
Worldwide Energy Products sales	5,658	5,277	5,423	5,537	5,310

Chemical Products sales, kt
United States	1,725	1,561	1,583	1,658	1,998
Non-U.S.	3,124	3,088	3,076	3,023	2,812
Worldwide Chemical Products sales	4,849	4,649	4,658	4,680	4,811

Specialty Products sales, kt
United States	514	476	455	483	590
Non-U.S.	1,391	1,464	1,332	1,434	1,511
Worldwide Specialty Products sales	1,905	1,940	1,787	1,917	2,100

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2Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)
Earnings Factor Analysis, $M	2Q23 vs. 2Q22	2Q23 vs. 1Q23	2023 vs. 2022 (YTD)
Upstream
Prior Period	11,371	6,457	15,859
Realization	(6,300)	(1,430)	(8,110)
Volume / Mix	(150)	(330)	520
Expenses	(30)	—	(210)
Identified Items	(310)	150	2,790
Other	—	(270)	190
Current Period	4,577	4,577	11,034
Energy Products
Prior Period	5,273	4,183	5,077
Margin	(3,100)	(2,280)	1,370
Volume / Mix	90	190	290
Expenses	(110)	(40)	(290)
Identified Items	20	50	(10)
Other	140	210	60
Current Period	2,310	2,310	6,493
Chemical Products
Prior Period	1,076	371	2,481
Margin	(150)	360	(730)
Volume / Mix	(100)	20	(350)
Expenses	(50)	50	(220)
Other	50	30	20
Current Period	828	828	1,199
Specialty Products
Prior Period	417	774	893
Margin	320	(110)	690
Volume / Mix	(90)	(20)	(80)
Expenses	(40)	(50)	(40)
Other	60	80	(20)
Current Period	671	671	1,445

Upstream Volume Factor Analysis, koebd	2Q23 vs. 2Q22	2Q23 vs. 1Q23	2023 vs. 2022 (YTD)
Prior Period	3,732	3,831	3,704
Entitlements - Net Interest	(26)	—	(46)
Entitlements - Price / Spend / Other	77	(45)	64
Government Mandates	(47)	(42)	(25)
Divestments	(152)	(30)	(141)
Growth / Other	24	(106)	163
Current Period	3,608	3,608	3,719

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2Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)
Average Realization Data	2Q23	1Q23	4Q22	3Q22	2Q22
United States
ExxonMobil
Crude ($/b)	71.36	73.95	82.14	91.69	107.78
Natural Gas ($/kcf)	1.45	3.20	6.62	8.38	6.49

Benchmarks
WTI ($/b)	73.78	76.11	82.85	91.76	108.66
ANS-WC ($/b)	78.43	79.14	87.96	98.82	112.11
Henry Hub ($/mbtu)	2.09	3.44	6.26	8.20	7.17

Non-U.S.
ExxonMobil
Crude ($/b)	70.08	67.93	75.78	91.42	103.15
Natural Gas ($/kcf)	11.44	17.39	21.11	22.92	19.68
European NG ($/kcf)	14.61	27.46	35.52	37.24	27.90

Benchmarks
Brent ($/b)	78.40	81.28	88.71	100.85	113.78

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the second quarter of 2023. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.

Sources and Uses of Funds, $M	2Q23	YTD 2023
Beginning Cash	32,676	29,665
Earnings	7,880	19,310
Depreciation	4,242	8,486
Working Capital / Other	(2,739)	(2,072)
Proceeds Associated with Asset Sales	1,287	2,141
Cash Capital Expenditures ¹	(5,643)	(11,422)
Shareholder Distributions	(8,041)	(16,118)
Debt / Other Financing	(105)	(433)
Ending Cash	29,557	29,557
¹ 2Q23 Cash Capital Expenditures includes PP&E adds of ($5.4B) and net advances of ($0.3B). YTD Cash Capital Expenditures includes PP&E adds of ($10.8B) and net advances of ($0.7B).

Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.